                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         INTERNATIONAL ALUMINUM CORP.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                      INTERNATIONAL ALUMINUM CORPORATION
                            767 Monterey Pass Road
                        Monterey Park, California 91754

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               October 28, 1999

                               ----------------

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of International Aluminum Corporation (the "Company") will be held at the Corporate Offices of the Company, 767 Monterey Pass Road, Monterey Park, California on Thursday, October 28, 1999 at 2 o'clock P.M. Pacific Time, for the following purposes:

    1. To elect seven directors for the ensuing year and until their successors are elected and qualified.

    2. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending June 30, 2000.

    3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on September 8, 1999 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

  All shareholders are cordially invited to attend the meeting in person. To assure representation at the meeting, shareholders are requested to promptly sign, date and mail the enclosed proxy in the accompanying envelope which requires no postage. If you decide to attend the meeting and wish to vote your shares in person, you may revoke your proxy at that time.

  Since a majority of the outstanding shares must be represented at the meeting to transact business, your promptness in returning the enclosed proxy will be appreciated.

                                          By Order of the Board of Directors

                                          /s/ David C. Treinen
                                          David C. Treinen
                                          Senior Vice President and Secretary

Monterey Park, California 91754
September 27, 1999

                      INTERNATIONAL ALUMINUM CORPORATION
            767 Monterey Pass Road Monterey Park, California 91754

                               ----------------

                                PROXY STATEMENT

                               ----------------

To The Shareholders of International Aluminum Corporation:

  Your proxy in the enclosed form is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held October 28, 1999, or any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting and Proxy.

  It is anticipated that this Proxy Statement, together with the accompanying proxy, will be mailed on or about September 27, 1999 to the Company's shareholders.

  Shareholders of record at the close of business on September 8, 1999 will be entitled to receive notice of, and to vote at, the Annual Meeting. The securities entitled to vote at the meeting consist of Common Stock, $1.00 par value per share, of which 4,291,794 shares were outstanding as of the record date.

  Each share is entitled to one vote on any matter that may be presented for consideration and action by the shareholders, except that as to the election of directors, shareholders may cumulate their votes. Cumulative voting means that each shareholder may cast a number of votes equal to seven times the number of shares actually owned; the number of votes may be cast for one nominee, may be divided equally among the seven nominees, or may be divided among the nominees in any other manner. A shareholder is entitled to cumulate votes for one or more nominees only if their names were placed in nomination prior to voting and the shareholder, prior to the voting, gives notice of his intention to cumulate votes. If any shareholder gives such notice, all shareholders may cumulate their votes. Nominees receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

  All shares represented by each unrevoked proxy received prior to the meeting will be voted as provided therein. A shareholder executing and returning a proxy may revoke it at any time before it has been exercised by giving written notice of revocation to the Secretary of the Company. Subject to such revocation, all shares represented by a properly executed proxy received in time for the Annual Meeting will be voted by the proxy holders in accordance with the instructions on the ballot provided in the enclosed proxy card. If no instruction is specified on your proxy with respect to any proposal to be acted upon, the shares represented by your executed proxy will be voted "FOR"
(i) the election as directors the seven (7) nominees named herein; and (ii) ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the Company's fiscal year ending June 30, 2000. An automated system administered by the Company's transfer agent tabulates the votes. Where the approval of a majority of the shares represented at the meeting is required for the approval of a proposal, abstentions are the equivalent of votes against such proposal and broker non-votes have no effect. In the event that there should be cumulative voting in the election of directors, unless otherwise specifically instructed, the proxy holders intend to distribute the votes represented by each proxy among such nominees in such proportion as they see fit. Although the Company does not presently know of any other such business, if any other business should properly come before the Annual Meeting, the persons named in such proxies will vote in accordance with their best judgment.

                             ELECTION OF DIRECTORS

  The By-Laws of the Company provide for seven directors. It is intended that proxies received will be voted for the election of the seven nominees named below to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. With the exception of Mr. Williams, each of the nominees is an incumbent director elected at the 1998 Annual Meeting of Shareholders. Mr. Williams has been nominated to fill the position on the Board currently filled by Mr. Alexander van de Pol. Mr. van de Pol, a director since 1978, has notified the Company that he will not be standing for re-election beyond his present term.

  Unless any named nominee should be unavailable or the authority to vote for the election of directors is withheld in the proxy, proxies received will be voted for the election of the nominees named below as directors. In that event the proxy holders will vote for substitute nominees at their discretion. It is not expected that any of the nominees will be unavailable for election. Proxies received cannot be voted for a greater number of persons than the number of nominees named below. The term of office of each person elected as a director will continue until the 2000 Annual Meeting of Shareholders and until his successor is elected and qualified.

Principal Security Holders

  To the best of the Company's knowledge, the following table sets forth, as of June 30, 1999, the name, address and share ownership of persons or organizations, other than Cornelius C. Vanderstar (see Security Ownership of Management), believed to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company. Except as otherwise noted, each of the named institutions is believed to have sole voting and dispositive powers with respect to the shares listed below.

                                                                        Percent of
                                                 Shares                   Common
              Name and Address                Beneficially                 Stock
             of Beneficial Owner                Owned(1)                Outstanding
             -------------------              ------------              -----------
       First Pacific Advisors, Inc.
       11400 West Olympic Blvd.
       Los Angeles, CA 90064                    411,500(2)                  9.6%
       Royce & Associates, Inc.
       1414 Avenue of the Americas
       New York, N.Y.                           324,500                     7.6
       Dimensional Fund Advisors, Inc.
       1299 Ocean Avenue, 11th Floor
       Santa Monica, Ca 90401                   217,200(3)                  5.1

--------
(1) Based on information contained in the most recent Schedule 13G's filed with the Securities and Exchange Commission.

(2) Shared voting power with respect to 161,500 shares and shared dispositive power with respect to all shares.

(3) Dimensional Fund Advisors Inc. ("Dimensional") an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are hereinafter called the "Portfolios"). In its role as investment advisor and manager, Dimensional possesses both voting and investment power over the securities described in this schedule that are owned by the Portfolios. All securities reported in this schedule are owned by the Portfolios. Dimensional disclaims beneficial ownership of such securities.

Security Ownership of Management

  The following table lists, as of September 8, 1999, the names of all directors and executive officers of the Company, their ages, present positions, and the number and percentage of shares of Common Stock beneficially owned by each such persons and by all executive officers and directors as a group.

                                                                        Shares of
                                                               Director  Common        Percent of
        Name(1)          Age         Present Position           Since   Stock(2)     Outstanding(3)
        -------          ---         ----------------          -------- ---------    --------------
Cornelius C. Vanderstar   84 Chairman of the Board               1963   1,698,200(4)      39.6%
John P. Cunningham        67 Director                            1963     150,756(5)       3.5
J. D. Williams            59 President                             --      17,090(6)         *
Hugh E. Curran            69 Director                            1973      39,067(7)         *
Joel F. McIntyre          60 Director                            1980         --             *
Donald J. Willfong        65 Director                            1984       2,000            *
David C. Treinen          59 Senior Vice President--Finance
                              and Administration; Secretary
                              and Director                       1994      43,715(8)       1.0
Ronald L. Rudy            57 Senior Vice President--Operations             20,512(9)         *
All executive officers
 and
 directors as a group
 (8 in number)                                                          1,971,340         45.7%

--------
 (*) Less than one percent.

 (1) The mailing address of such shareholder is care of International Aluminum Corporation, P. O. Box 6, Monterey Park, California 91754.

 (2) Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and dispositive power with respect to such shares.

 (3) For purposes of calculating each person's percentage and that of all officers and directors as a group, shares which may be acquired within 60 days upon exercise of stock options ("Stock Option Shares") have been treated as outstanding.

 (4) Held by the Vanderstar Family Trust, Cornelius C. Vanderstar and Marguerite D. Vanderstar, Trustees.

 (5) Includes 143,656 shares held by the Cunningham Family Trust, Patricia M. Cunningham, Trustee, and 6,000 Stock Option Shares.

 (6) Includes 4,500 Stock Option Shares.

 (7) Includes 38,067 shares held by the Curran Living Trust, Hugh E. Curran and Lois R. Curran, Trustees.

 (8) Includes 37,715 shares held by the Treinen Family Trust, David C. and Susan M. Treinen, Trustees, and 6,000 Stock Option Shares.

 (9) Includes 6,000 Stock Option Shares.

Information about Nominees

  The information below sets forth the names of all directors and nominees for director of the Company, all positions and offices held by each such person with the Company and a brief account of the business experience of each nominee.

  Cornelius C. Vanderstar. Mr. Vanderstar has been Chairman of the Company's Board of Directors since its inception in 1963 as the successor to an aluminum fabrication business which he founded in 1957. He has been responsible for the formation of the overall policy of the Company and its subsidiaries and prior to October, 1972, also served as President of the Company.

  John P. Cunningham. Mr. Cunningham, retired Vice Chairman of Board of Directors, was employed by the Company or its subsidiaries from 1959 through his retirement in June of 1999. He served as President of the Company from October of 1972 through November of 1998, prior to which he served as Vice President--Operations.

  J.D. Williams. Mr. Williams, employed by the Company or its subsidiaries since April 1980, was elected President of the Company in December of 1998. He served as Executive Vice President of the Company's Commercial Product Group for fifteen years immediately preceding his election as President of the Company.

  Hugh E. Curran. Mr. Curran retired from his position as Vice President-- Sales & Marketing of the Company in June of 1995. He was employed by the Company or its subsidiaries from 1958 and prior to assuming the position of Vice President in October, 1969, he performed various functions in the Company's Sales and Marketing department. Mr. Curran is a member of the Board's Audit Committee.

  Joel F. McIntyre. Since August 1998, Mr. McIntyre has been engaged in the practice of business and corporation law with offices in Los Angeles County and Orange County, California where he maintains an of counsel relationship with the firm of Day, Campbell and McGill. From February 1993 through July 1998, Mr. McIntyre served as Managing Partner of McIntyre, Borges & Burns LLP and successor entities and from 1963 through 1993 he was an attorney with the law firm of Paul, Hastings, Janofsky and Walker. Mr. McIntyre currently serves on the Board of Directors of Hawker Pacific Aerospace and 3D Shopping.com, each of which are publicly-held companies. Mr. McIntyre, Chairman of the Board's Audit and Compensation Committees, received a B.A. from Stanford University in 1960 and a J.D. from the University of California, Los Angeles in 1963.

  Donald J. Willfong. Mr. Willfong is an Executive Vice President of Sutro & Co. Incorporated, Investment Bankers and has been associated with that firm for over 30 years and is currently a member of the Executive Committee of its Board of Directors. Mr. Willfong is a member of the Company's Audit and Compensation Committees.

  David C. Treinen. Mr. Treinen has been employed by the Company or its subsidiaries since 1964 and an officer of the Company since October 1969. He has served in his present positions since February 1973 and prior thereto served in various capacities in the Company's accounting and finance sections.

Other Executive Officers

  The executive officers of the Company who are not now directors or currently standing for election as a director are:

      Name                                 Age            Position(s)
      ----                                 ---            -----------
      Ronald L. Rudy......................  58 Senior Vice President--Operations

  Mr. Rudy, employed by the Company since 1972, has served as a Vice President of the Company since September 1983 and prior thereto served in various sales and management positions with the Company.

                            THE BOARD OF DIRECTORS

Meetings, Organizations and Remuneration

  The business affairs of the Company are managed by and under the direction of the Board of Directors, although the Board is not involved in day-to-day operations. The Board met four times during the fiscal year ended June 30, 1999. Directors, except those who are employees of the Company, are paid $3,000 per quarter for services as directors plus $500 for each meeting attended. Members of committees of the Board receive $500 for each committee meeting attended. The fee paid the Chairman of each committee is $1,000 per meeting chaired. Each incumbent nominee for Director attended at least 75% of the aggregate of all Board meetings and meetings of Committees on which he served during the fiscal year ended June 30, 1999.

Audit Committee

  The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent accountants, the scope and results of the annual audit, the nature of non-audit services and the fees paid for services performed during the year. The Audit Committee meets at least once each year prior to the Company's release of fiscal year earnings. Committee members during fiscal 1999 were Messrs. McIntyre, Willfong, Curran and Mr. Alexander van de Pol, who is not standing for re-election.

Compensation Committee

  The function of the Compensation Committee is to make recommendations to the Board of Directors regarding remuneration arrangements for executive officers of the Company, including the granting of stock options pursuant to Company stock option plans. The Committee also reviews and makes recommendations with respect to participation of executive officers in the Company's Incentive Bonus Program. One meeting of the Committee was held during fiscal 1999. Committee members during fiscal 1999 were Messrs. McIntyre, Willfong and Mr. van de Pol, who is not standing for re-election.

Board Nominations

  The Company's Board of Directors has no standing Nominating Committee. The Board in its entirety acts upon matters which would otherwise be the responsibility of such a committee.

Section 16 Reporting

  Under current securities laws, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's common stock are required to report their initial ownership and any subsequent changes in that ownership to the Securities and Exchange Commission and to the New York Stock Exchange. Specific due dates for the required reports have been established and the Company is required to disclose in this proxy statement any failure to file by those dates. To the best of the Company's knowledge, all filing requirements have been satisfied for fiscal 1999.

  In making this disclosure, the Company has relied on a review of copies of forms furnished to the Company, discussions with those persons known to be subject to Section 16(a) reporting requirement and written representations that no other reports were required relating to the fiscal year ended June 30, 1999.

                         COMPENSATION COMMITTEE REPORT

  The compensation of the Chief Executive Officer ("CEO") and the Company's other senior executives is determined by the Board of Directors after receiving the recommendation of the Compensation Committee (the "Committee") of the Board of Directors. The Committee, which also has oversight responsibility for the incentive compensation plans for all of the Company's executive employees, is a standing committee of the Board of Directors comprised entirely of independent directors. No member of the Committee is eligible to participate in any of the compensation plans or programs it administers.

Compensation Philosophy

  The Company's executive compensation philosophy, developed over the past decade, reflects the belief of the Board of Directors that the interests of executives should be closely aligned with those of the Company's stockholders. As a consequence, substantially all awards of incentive bonuses and grants of stock options are tied to the attainment of results that benefit the Company and its stockholders. The Company's compensation philosophy ensures that executives are motivated to improve the overall performance and profitability of the Company as well as the specific division or area of operations for which each individual executive is responsible.

Compensation Program

  The Committee regularly reviews currently available information regarding the executive compensation programs of other companies that are operating in one or more of the Company's markets, as well as a group of comparable manufacturing companies nationwide, to ensure that the Company's plans and practices are competitive and appropriate in light of the Company's performance and compensation philosophy. As discussed below, an executive officer's compensation package is comprised of three principal components: (1) base salary, (2) annual incentives and (3) stock options.

  Base Salary. The Company sets executive base salaries at the lower end of the average range of salaries paid by United States manufacturing companies with annual revenues comparable to the Company's. The Company regularly reviews pay data available from third-party sources to determine if its base salary levels meet the Company's objectives. A number of factors are considered in establishing base salary levels for Company executive officers including the executive's recent performance, level of responsibility, years of service with the Company and overall competitiveness relative to comparable positions at other companies.

  The base salary of the CEO and the Company's other senior executive officers, as a group, increased by 3.8% during fiscal 1999, excluding compensation paid to Mr. Williams, who first became an executive officer during the year. In accordance with the Company's usual practice, the actual percentage increase in base salary was higher for the lowest compensated and lower for the higher compensated executives.

  The CEO's base salary for fiscal 1999 was $253,600, an increase of 3.3% from the base salary set in July of 1996. The CEO's base salary and the other elements of his compensation are determined in accordance with the policies previously described herein which are applicable to all the senior executives of the Company.

  Annual Incentives. Certain key employees (including the executive officers) of the Company and its domestic subsidiaries may be granted annual cash compensation bonuses under the Company's Managerial Incentive Bonus Plan ("Plan"). The Plan rewards improvements in the performance of the subsidiary or business segment to which a plan participant is assigned. The annual incentive award opportunity for the CEO and the other named executives, in light of their Company-wide responsibilities, is dependent upon overall Company performance.

  Participants are eligible to receive annual cash bonuses of up to 10% of base salary if certain predetermined quantitative performance criteria are met or exceeded during a fiscal year. Performance achievements are compared against established improvement standards for: (1) change in pretax net income (decrease in pretax net loss), (2) change in pretax net income (pretax net loss) expressed as a percentage of sales revenues, (3) increase in sales revenues and (4) increase in sales per aggregate unit man/hours worked. In addition to established target performance standards for each award component, the Plan also identifies minimum levels of performance that must be achieved before a Plan participant becomes entitled to an award.

  Stock Options. Stock Options are granted to encourage and facilitate executive stock ownership and to underscore the importance of enhancing stockholder values over the long term. Incentive stock options are granted at 100% (and, in some instances, 110%) of the fair market value of the underlying stock on the date of grant, thus rewarding optionees only for appreciation in the Company's common stock enjoyed by all Company stockholders. Nonstatutory stock options may be granted in certain circumstances at 80% or more of the fair market value of the underlying stock on the grant date. While all executives are eligible to receive stock options, participation in a grant, as well as the size and terms of the grants to participating executives, are contingent upon performance and overall level of compensation.

                                       COMPENSATION COMMITTEE
                                          Joel F. McIntyre, Chairman
                                          Alexander van de Pol
                                          Donald J. Willfong

                            EXECUTIVE COMPENSATION

  The following table sets forth, on an accrual basis, all cash and non-cash compensation earned by or awarded to the Company's Chief Executive Officer and its four most highly compensated executive officers other than the CEO, for services rendered to the Company and its subsidiaries for the fiscal years indicated.

                          SUMMARY COMPENSATION TABLE

                                        Annual
                                     Compensation    Other Annual  All Other
                                   ----------------- Compensation Compensation
Name & Principal Position     Year  Salary  Bonus(1)     (2)          ($)
-------------------------     ---- -------- -------- ------------ ------------
Cornelius C. Vanderstar.....  1999 $253,600 $     0     $3,995
 Chairman of the Board        1998  245,400  22,086      4,602
 and Chief Executive Officer  1997  245,400       0      2,976
John P. Cunningham(3).......  1999  240,500       0      3,995      $168,023(4)
 Vice Chairman of the Board;  1998  232,300  20,907      4,602
 President and Chief Operat-
 ing Officer                  1997  232,300       0      2,976
J. D. Williams..............  1999  201,358       0      3,896        80,284(5)
 President and Chief Operat-
 ing Officer
David C. Treinen............  1999  210,000       0      3,972
 Senior Vice President--Fi-
 nance and                    1998  201,800  18,140      4,575
 Administration; Secretary    1997  196,000       0      2,957
Ronald L. Rudy..............  1999  200,000       0      3,934
 Senior Vice President--Op-
 erations                     1998  191,700  17,232      4,531
                              1997  186,200       0      2,927

--------
(1) Represents amounts paid or payable under the Company's Managerial Incentive Bonus Plan.

(2) Allocated contributions, on the same basis as all eligible employees, to the Company's Profit Sharing Plan, a defined contribution retirement plan.

(3) Mr. Cunningham retired from the Company in June 1999.

(4) Represents retirement pay paid in recognition of past service.

(5) Represents amounts paid under the Company's Moving and Relocation Policy relative to Mr. William's relocating from Waxahachie, TX to Los Angeles, CA.

                                 STOCK OPTIONS

  The following table summarizes the number of unexercised options held by the named executive officers at June 30, 1999. No options were granted during fiscal 1999 and no in-the-money options were held by such executive officers at year-end.

                                                 Number of Shares
                                              Underlying Unexercised
                                          Options Held at Fiscal Year-End
                                          -----------------------------------
    Name                                   Exercisable        Unexercisable
    ----                                  ---------------    ----------------
   John P. Cunningham....................      6,000               4,000
   J. D. Williams........................      4,500               3,000
   David C. Treinen......................      6,000               4,000
   Ronald L. Rudy........................      6,000               4,000

                            STOCK PERFORMANCE GRAPH

  The Stock Price Performance Graph below compares the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P 500 Composite Index and the S&P Building Materials Index.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
      AMONG INTERNATIONAL ALUMINUM CORP.,S&P 500 AND S&P BUILDING MATERIALS

                        [PERFORMANCE GRAPH APPEARS HERE]

                                                          S&P
Measurement Period           INTERNATIONAL                BUILDING
(Fiscal Year Covered)        ALUMINUM CORP.  S&P 500      MATERIALS
-------------------          --------------  ---------    ----------
Measurement Pt-  6/94        $100            $100         $100
FYE   6/95                   $136            $126         $108
FYE   6/96                   $112            $159         $131
FYE   6/97                   $122            $214         $169
FYE   6/98                   $148            $279         $210
FYE   6/99                   $137            $342         $197

Assumes $100.00 invested on June 30, 1994. Total return assumes reinvestment of dividends.

                     SELECTION OF INDEPENDENT ACCOUNTANTS

  The Board of Directors of the Company, in accordance with the recommendation of its Audit Committee, none of whom is an officer of the Company, has selected PricewaterhouseCoopers LLP as independent accountants of the Company for the year ending June 30, 2000 and further directed that the selection be submitted for ratification by shareholders at the Annual Meeting. PricewaterhouseCoopers, a nationally known firm of independent accountants, has audited the Company's financial statements for over twenty years. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting and will be available to make a statement if they so desire and to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR FISCAL 2000. PROXIES SOLICITED BY THE COMPANY WILL BE VOTED FOR RATIFICATION OF THE SELECTION UNLESS OTHERWISE INDICATED.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

  Any shareholder who intends to present a proposal at the Company's 2000 Annual Meeting of Shareholders is advised that in order for such proposal to be included in the Board of Directors' proxy material for such meeting, the proposal must be directed to the Secretary of the Company at its principal executive offices such that it is received no later than May 31, 2000, and the proposal must meet certain eligibility requirements of the Securities and Exchange Commission. The Company's management proxies may exercise their discretionary voting authority, without any discussion of the proposal in the Company's proxy materials, for any proposal which is received by the Company after August 15, 2000.

                                 OTHER MATTERS

  The Company's Annual Report, including financial statements, for the year ended June 30, 1999, accompanies this Proxy Statement.

  The management of the Company does not know of any matter to be acted upon at the meeting other than the matters above described. If any other matter properly comes before the meeting, however, the holders of the proxies will vote thereon in accordance with their best judgment.

  The cost of soliciting proxies will be borne by the Company. The proxy soliciting material, in addition to being mailed directly to shareholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of stock, and the Company expects to reimburse such parties for their charges and expenses in connection therewith.

  Although it is contemplated that proxies will be solicited principally through the use of the mail, the solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services.

                                          By Order of the Board of Directors

                                          /s/ David C. Treinen
                                          David C. Treinen
                                          Senior Vice President and Secretary

September 27, 1999

                               ----------------

                          ANNUAL REPORT ON FORM 10-K

  The Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended June 30, 1999 is available without charge to shareholders upon written request. Address requests to Mr. David C. Treinen, Senior Vice President and Secretary, International Aluminum Corporation, P. O. Box 6, Monterey Park, California 91754.

P R O X Y              INTERNATIONAL ALUMINUM CORPORATION
                             767 Monterey Pass Road
                            Monterey Park, Ca. 91754

          This Proxy is Solicited on Behalf of the Board of Directors

  The undersigned hereby appoints Cornelius C. Vanderstar and David C. Treinen as proxies of the undersigned, each with the power to appoint his substitute, and revokes all previous proxies and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of International Aluminum Corporation held of record by the undersigned on September 8, 1999 at the Annual Meeting of Shareholders to be held on October 28, 1999 or any adjournment thereof.

1.ELECTION OF DIRECTORS
                   [_] For all nominees listed below  (except as marked to the contrary below)
                                             [_] WITHHOLD AUTHORITY
                                               to vote for all nominees listed
                                                 below
(INSTRUCTION: TO withhold authority to vote for any individual nominee mark the box next to the nominee's name below.)

   [_] C. Vanderstar [_] J. Cunningham [_] J.D. Williams [_] H. Curran [_] J.
                    McIntyre [_] D. Willfong [_] D. Treinen

2.RATIFY SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE CORPORATION:
                     [_] FOR    [_] AGAINST    [_] ABSTAIN

3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.



This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.

                                            Dated: ......................, 1999

                                            -----------------------------------
                                                         Signature

                                            -----------------------------------
                                                 Signature if held jointly

                                            Please sign exactly as name
                                            appears below. When shares are
                                            held by joint tenants, both should
                                            sign. When signing as attorney, as
                                            executor, administrator, trustee
                                            or guardian, please give full
                                            title as such. If a corporation,
                                            please sign in full corporate name
                                            by President or other authorized
                                            officer. If a partnership, please
                                            sign in partnership name by
                                            authorized person.

                                             PLEASE MARK, SIGN, DATE AND
                                            RETURN THE PROXY CARD PROMPTLY
                                             USING THE ENCLOSED ENVELOPE.

Transfer Agent= Continental Stock Transfer
Style= IBM
CC-UL head to head